FOR IMMEDIATE RELEASE

Varsity Group Inc. ANNOUNCES ISSUANCE OF SHARES AND REMINDER OF ANNUAL SHAREHOLDERS MEETING

WASHINGTON, DC - June 6, 2007 Varsity Group Inc. (NASDAQ: VSTY) today announced that on June 1, 2007 it issued 502,776 shares of its common stock in accordance with a provision in the Campus Outfitters, LLC acquisition agreement dated May 26, 2005, which called for additional contingent payments if the value of the Company's common stock was not equal to or greater than the per share purchase price on the two year anniversary date of the Campus Outfitters acquisition. One of the Company's largest investors informed the Company that they had purchased substantially all of these shares in a private sale on June 4, 2007.

In addition, the Company's annual shareholders meeting will be held on June 14, 2007 at 10:00 A.M. local time at the Company's headquarters at 1300 19th Street, 8th Floor, N.W. Washington, D.C.

ABOUT VARSITY GROUP INC.

Varsity Group Inc. is an outsource solution provider to education institutions nationwide. Under the brands Varsity Books and Campus Outfitters, Varsity provides solutions that enable schools to focus on their core educational mission. Varsity Group's solutions include online textbook, school supply and full-service school uniform services.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Varsity Group's business that are not historical facts are "Forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

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Contact:

Jim Craig

Chief Financial Officer

jim.craig@varsitygroup.com

202-349-1231